United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

Viveon Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39827	85-2788202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Peachtree Road NE

2nd Floor - Suite #112

Atlanta, Georgia 30326

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 861-5393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units	VHAQU	NYSE American, LLC

Common Stock	VHAQ	NYSE American, LLC

Warrants	VHAQW	*

Rights	VHAQR	NYSE American, LLC

* The Warrants trade on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As disclosed in the Current Report on Form 8-K filed on December 26, 2023 by Viveon Health Acquisition Corp. (the “Company”), on December 22, 2023, the Company received a letter from the NYSE American LLC (“NYSE American” or the “Exchange”) stating that the staff of NYSE Regulation (the “Staff”) had determined to commence proceedings to delist the Company’s Common Stock, Units and Rights (collectively, the “Securities”) pursuant to Sections 119(b) and 119(f) of the NYSE American Company Guide (the “Company Guide”) because the Company failed to consummate a business combination within 36 months of the effectiveness of its initial public offering registration statement, or such shorter period that the Company specified in its registration statement. The Company had the right to a review of the delisting determination by a Listing Qualifications Panel (the “Panel”) of the NYSE American’s Committee for Review (the “Committee”), of the Board of Directors of the Exchange, provided a written request for such had been received no later than December 29, 2023. The Company requested an in-person hearing to deliver an oral presentation to the Panel, which was held on February 13, 2024. The Panel’s hearing considered written and oral presentations made by the Company and the Staff.

On February 21, 2024, the Company received a letter from the NYSE American, that based upon the material and information presented to the Panel, discussion that occurred at the hearing and analysis of the NYSE American rules and the Company Guide, the Panel unanimously determined to affirm the Staff’s decision to initiate delisting proceedings because the Company did not consummate a merger within the maximum 36 months of the effectiveness of its initial public offering registration statement. The Company may request, as provided by Section 1205 of the Company Guide, that the full Committee reconsider the decision of the Panel. The request for the review and the required fee must be made in writing and received within 15 calendar days from the date of the letter.

The Company intends to request that the full Committee reconsiders the Panel’s decision to delist. At this time the Securities remain listed on the NYSE American, although trading has been suspended pending the outcome of the review by the full Committee. The Securities are expected to trade on the over-the-counter market until the final determination has been made. If the Committee does not overturn the decision by the Panel to delist, the Securities will be de-listed from the NYSE American and trade in the over-the-counter market. At that time, the Company, together with Clearday, Inc., will make a determination as to whether the Company should cease operations and liquidate, or if they will proceed with the Business Combination and submit an initial listing application for the combined company to a national securities exchange in connection with the closing of the Business Combination. There is no guarantee that the initial listing application for the combined company’s securities will be approved by a national securities exchange.

Item 7.01.	Regulation FD Disclosure.

On February 27, 2024 the Company issued the press release furnished hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Viveon Health Acquisition Corp. Press Release dated February 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEON HEALTH ACQUISITION CORP.

Date: February 27, 2024	By:	/s/ Jagi Gill
	Name:	Jagi Gill
	Title:	Chief Executive Officer